Exhibit 5.1

                                                              September 23, 2004

Invisa, Inc.
4400 Independence Court
Sarasota, FL  34234

         Re: Invisa, Inc.

Ladies and Gentlemen:

We have acted as counsel for Invisa, Inc., a Nevada corporation (the "Company"), in connection with the preparation of its Registration Statement on Form SB-2 (the "Registration Statement") to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission on or about September 22, 2004.

It is our opinion that the shares of common stock, par value $0.001 per share, being registered, when sold in the manner and for the consideration contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters."

                                            Very truly yours,

                                            /s/ Ellenoff Grossman & Schole LLP

                                            Ellenoff Grossman & Schole LLP